ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20070440942-72 Filing Date and Time 06/27/2007 11:39 AM Entity Number E0445562007-4

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Heavy Metal, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	InCorp Services, Inc. Name 3155 East Patrick Lane - Suite 1 (Street Address) · Las Vegas (City) · NEVADA · 89120-3481 (Zip Code)
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 · Par value: $ .001 · Number of shares without par value:
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. David Harapiak Name 3155 East Patrick Lane - Suite 1 (Street Address) · Las Vegas (City) · NV (State) · 89120-3481 (Zip Code) 2. Name Street Address · City · State · Zip Code 3. Name Street Address · City · State · Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: Any Legal Purpose
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Doug Ansell on behalf of InCorp Services, Inc. (Name) · X [signature] (Signature) 3155 East Patrick Lane - Suite 1 (Address) · Las Vegas (City) · NV (State) · 89120-3481 (Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company · June 25, 2007 (Date)

This form must be accompanied by appropriate fees. See attached fee schedule.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **HEAVY METAL, INC.**, did on June 27, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 27, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk